Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business/Financial Editors:
     Western Goldfields Inc. - Mesquite Mine Ramps Up Gold Production; Second
     Quarter Production at High End of Target; Record Output in July

     <<
     -   Gold production of 28,524 ounces of gold is at high end of the target range for the second quarter

     -   Gold sales of 22,760 ounces of gold averaged $894 per ounce for the quarter, at a cost of sales of $548 per ounce

     -   Record gold production and gold sales achieved in July of
         20,112 ounces and 20,950 ounces of gold, respectively

     -   On track for strong third quarter and 2008

     -   Impact on cost of sales of industry-wide increase in fuel and material prices mitigated by operational improvements

     -   Cash on hand is $34.0 million as of June 30, 2008, including
         $7.5 million restricted cash
     >>

     TORONTO, Aug. 7 /CNW/ - Western Goldfields Inc. (TSX:WGI, AMEX:WGW) The
Company today announced financial results for the three-month and six-month periods ended June 30, 2008. During the first half of 2008, the Company made operational improvements to increase production, mitigate cost pressures facing the industry and benefit from the strong gold price environment.
Results are based on U.S. GAAP and expressed in U.S. dollars unless otherwise indicated.
     "We're firing on all cylinders, with production setting a strong upward trend as we add more ore to the leach pad at our Mesquite operation," stated
Mr. Raymond Threlkeld, President and Chief Executive Officer. "Furthermore, we
are very pleased with our strong start to the third quarter in which we produced a record 20,112 ounces of gold during the month of July - an excellent beginning to our third quarter."
     "The second quarter and July production results are clear indicators that our efforts have paid off and the Mesquite Mine has overcome its initial slow start," continued Mr. Threlkeld. "Heap leach gold recovery rates are now at the levels we originally anticipated."
     Gold production in the second quarter was 28,524 ounces, which is at the high end of the forecasted range of 20,000 - 30,000 ounces of gold. Gold sales during the quarter totaled 22,760 ounces, at an average cost of sales(1) of
$548. Gold revenues during the quarter were $894 per ounce.
     Gold production for the first six months was 37,590 ounces. Gold sales were 32,720 ounces, at an average cost of sales(1) of $667 per ounce. Gold revenues for the first six months were $905 per ounce.
     July production was 20,112 ounces of gold, and gold sales for July were
20,950 ounces. Gold production has increased to an average of 600 ounces per day, and we expect to meet the year-end target of 135,000 to 145,000 ounces of gold at a cost of sales(1) of $470 - $490 per ounce.
     The Company is currently focused on maximizing Mesquite's potential through exploration and further production and cost improvements, including the potential of a new mine plan to produce more ounces of gold over the next five years to take advantage of the rising gold price. The Company has also made an application to increase its mining rate by 25 percent to 75 million tons per year. "We are focused on achieving higher margins and increased gold production in a strong gold price environment," added Mr. Threlkeld.

     Second Quarter and Year-to-Date Highlights
     ------------------------------------------
     For the second quarter 2008, the Company produced 28,524 ounces of gold -
 at the high end of the forecasted range of 20,000 - 30,000 ounces of gold.
Gold sales during the quarter totaled 22,760 ounces, at an average cost of sales(1) of $548.
     Production for the second quarter tripled as compared with the previous quarter. While Mesquite made operational improvements to increase production and hold down costs, cost of sales(1) were impacted by increased costs for fuel, tires and explosives, which together comprise 52.5 percent of total costs.
     Total year-to-date gold production was 37,590 ounces. Year-to-date gold sales totaled 32,720 ounces, at an average cost of sales(1) of $667.
     During the second quarter, 2.0 million tons of ore at an average grade of
0.036 ounces gold per ton, and containing 71,958 ounces of gold, were mined and placed on the leach pad. In addition, waste mining production for the second quarter was 11.8 million tons.
     Year-to-date, 3.3 million tons of ore at an average grade of 0.029 ounces gold per ton, and containing 92,839 ounces of gold, have been delivered to the leach pad.

     <<
                              Second Quarter 2008         Six Months 2008
                           ---------------------------------------------------
                            Tons Mined      Grade     Tons Mined      Grade
                           ------------ ------------ ------------ ------------
     Ore Mined               1,985,177        0.036    3,253,913        0.029
     Waste Mined            11,830,409            -   22,872,459            -
                           ------------              ------------
     TOTAL                  13,815,586                26,126,372
                           ------------              ------------
                           ------------              ------------

     No mine production was recorded in the first six months of 2007.

     Exploration Results
     -------------------
     Exploration drilling targeted additions to Mesquite's reserve potential, with 46 holes drilled in total. No significant results were returned. The exploration drilling results are summarized as follows:

     -   The Brownie deposit has been closed off;
     -   Non-oxide mineralization southeast of the Brownie deposit was confirmed through drilling but results from the latest exploration do not indicate that this mineralization can be profitably mined; and
     -   Additional targets to the southwest of the Brownie deposit remain untested.
     >>

     Financial Results
     -----------------
     For the second quarter, Western Goldfields recorded a gross profit of
$5.6 million compared to a gross loss of $2.4 million for the second quarter of 2007. For the three- and six-month periods ended June 30, 2008, the Company incurred a net loss to common shareholders of $4.1 million and $23.7 million, or $0.03 and $0.17 per share, respectively. This compares to a loss of
$4.0 million and $6.6 million, or $0.04 and $0.06 per share for the three and six-month periods ended June 30, 2007, respectively. The net loss for the three and six-months includes a non-cash pre-tax loss of $8.7 million and
$32.8 million, respectively, arising from the mark-to-market of contracts for the forward sale of gold, which were taken out as a requirement of our term loan facility. The mark-to-market loss reflects the fact that the spot gold price increased from $836 per ounce at December 31, 2007 to $930 at June 30,
2008. In addition, during the second quarter, long-term interest rates increased, which increased the discount rate applied in the mark-to-market valuation of these contracts. Year-to-date results for 2008, as compared with
2007, show an increase in gold sold to 32,720 ounces from 4,225 ounces; the average selling price per ounce rose to $905 in 2008 from $658 in 2007.

     Liquidity and Capital Resources
     -------------------------------
     At June 30, 2008, the Company's cash balance was $26.5 million, our restricted cash was $7.5 million, and our working capital was $34.7 million.
In addition, the Company had unutilized credit facilities of $18.7 million.
The Mesquite Mine became operating cash flow positive in June 2008.

     Mesquite Capital Expenditures
     -----------------------------
     Western Goldfields' latest forecast for the mine expansion capital program is $109.9 million, of which $107.0 million was incurred to June 30,
2008, with the balance of $2.9 million to be spent during the third quarter of
2008.
     In addition to the expansion capital, $1.1 million was spent on other projects during the first half of 2008. Planned spending for the balance of the year is $3.4 million, primarily for a front-end loader scheduled to be delivered in August and operational in September. This additional loading unit will provide the ability to improve production levels now that the additional fourth crew has been mobilized.

     2008 Outlook
     ------------
     The Mesquite Mine is expected to produce between 55,000 to 60,000 ounces of gold during the third quarter of 2008 as higher-grade ore from the Rainbow
Pit is placed on the leach pad. Cost of sales(1) is forecast at approximately
$400 per ounce of gold. Gold production for 2008 is projected to be 135,000
-145,000 ounces of gold at an average cost of sales(1) of between $470 -
$490 per ounce of gold.
     Now that Mesquite is performing on plan, the Company continues to focus on adding value by pursuing the following opportunities:

     <<
     1)  Sulfide resources: a sulfide gravity scoping study has been initiated to improve recovery rates for the property's significant sulfide resources.
     2)  Continuous Improvement: a continuous improvement program is underway for the mining fleet to further increase productivity. In addition, we are completing a conveyor haulage study.
     3)  Increase Mining Rate: Mesquite has applied for a permit to increase its mining rate from 60 million tons per year to 75 million tons per year, with the outcome expected by the end of the year.
     4)  Increase annual gold production over the next four to five year period through a revised mining plan that will allow the Company to optimize its cash flow.

     The Company is well-positioned to utilize Mesquite's cash flow as a strategic platform for disciplined growth, through the acquisition of undervalued and overlooked assets in politically stable North America.

     (1) Cost of sales per ounce is defined as cost of sales as per the
         Company's financial statements divided by the number of ounces sold.
     >>

     Western Goldfields Inc.
     -----------------------
     Western Goldfields Inc. is an independent gold production and exploration company with a focus on precious metal mining opportunities in North America.
The Mesquite Mine, currently the Company's sole asset, was brought into production in January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. With 4.3 million ounces in Measured and Indicated Mineral Resources
(inclusive of reserves), Mesquite is the only multi-million ounce U.S. reserve in North America not controlled by a major gold company. Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the American Stock Exchange under the symbol WGW.

     Forward-Looking Information
     ---------------------------
     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. Expected production results and cost of sales are based in part on current and historical production and cost data factoring certain assumptions with respect to future metal prices, costs of supplies and labour and other parameters.
There can be no assurance that such statements will prove to be accurate;
actual results and future events could differ materially from such statements.
Factors that could cause actual results to differ materially include, among others, variations in metal prices and/or cost of supplies, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, as well as those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange
Commission, under the caption "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     <<
                            WESTERN GOLDFIELDS INC.
                          CONSOLIDATED BALANCE SHEETS
                          (In thousands U.S. dollars)

                                                     June 30,    December 31,
                                                       2008          2007
                                                   ------------- -------------
     ASSETS
       CURRENT ASSETS
         Cash and cash equivalents                 $     26,549  $     43,870
         Restricted cash                                  7,500         7,500
         Receivables                                        940           298
         Inventories                                     25,134        11,201
         Prepaid expenses                                   800           887
         Current portion of deferred income
          tax asset                                       3,498           755
                                                   ------------- -------------
           TOTAL CURRENT ASSETS                          64,421        64,511
                                                   ------------- -------------

       Plant, and equipment, net of accumulated
        amortization                                     98,454        77,951
       Construction in progress                          10,246        21,864
       Investments - reclamation and remediation          8,803         8,661
       Long-term deposits                                   357           348
       Long-term prepaid expenses                         1,469         1,555
       Deferred debt issuance costs, net of
        accumulated amortization                          2,997         3,227
       Deferred income tax asset                         45,497        36,379
                                                   ------------- -------------
         TOTAL OTHER ASSETS                             167,823       149,984
                                                   ------------- -------------

     TOTAL ASSETS                                  $    232,244  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

     LIABILITIES & STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES
         Accounts payable and accrued liabilities  $      5,673  $      8,781
         Current portion of mark-to-market loss
          on gold hedging contracts                       8,969         1,935
         Current portion of loan payable                 15,109         6,882
                                                   ------------- -------------
           TOTAL CURRENT LIABILITIES                     29,751        17,598
                                                   ------------- -------------

       LONG-TERM LIABILITIES
         Mark-to-market loss on gold hedging
          contracts                                      82,753        56,966
         Loan payable                                    71,230        69,581
         Reclamation and remediation liabilities          5,235         5,061
                                                   ------------- -------------

           TOTAL LIABILITIES                            188,969       149,206
                                                   ------------- -------------

       COMMITMENTS AND CONTINGENCIES                          -             -

       STOCKHOLDERS' EQUITY
         Common stock, of no par value, unlimited
          shares authorized; 136,731,919 and
          135,049,685 shares issued and
          outstanding, respectively                     135,250       133,725
         Stock options and warrants                       7,695         7,551
         Accumulated deficit                            (99,670)      (75,987)
                                                   ------------- -------------
           TOTAL STOCKHOLDERS' EQUITY                    43,275        65,289
                                                   ------------- -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $    232,244  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE LOSS
                          (In thousands U.S. dollars)

                       Three Months Ended June 30,  Six Months Ended June 30,
                       --------------------------- ---------------------------
                           2008          2007          2008          2007
                       ------------- ------------- ------------- -------------
     REVENUES
       Revenues from
        gold sales     $     20,347  $      1,546  $     29,602  $      2,779
                       ------------- ------------- ------------- -------------

     EXPENSES
       Mine operating
        costs                12,122         3,466        21,209         5,674
       Royalties                340            59           605           105
                       ------------- ------------- ------------- -------------
       Cost of sales         12,462         3,525        21,814         5,779
       Amortization
        and accretion         2,291           377         4,384           752
                       ------------- ------------- ------------- -------------
       Cost of goods
        sold                 14,753         3,902        26,198         6,531
                       ------------- ------------- ------------- -------------

     GROSS PROFIT
      (LOSS)                  5,594        (2,356)        3,404        (3,752)
                       ------------- ------------- ------------- -------------

     EXPENSES
       General and
        administrative        1,197         1,138         2,308         2,222
       Stock based
        compensation            289           820           658         1,289
       Exploration              591           749           814         1,032
                       ------------- ------------- ------------- -------------
                              2,077         2,707         3,781         4,543
                       ------------- ------------- ------------- -------------

     OPERATING INCOME
      (LOSS)                  3,517        (5,062)         (377)       (8,295)
                       ------------- ------------- ------------- -------------

     OTHER INCOME (EXPENSE)

       Interest income          289           525           673         1,042
       Interest expense
        and commitment
        fees                 (1,320)         (242)       (2,019)         (242)
       Amortization of
        deferred debt
        issuance costs         (115)         (110)         (231)         (110)
       Unrealized gain
        (loss) on
         mark-to-market
         of gold forward
         sales contracts     (8,708)          759       (32,820)          759
       Gain (loss) on
        foreign currency
        exchange                250           124          (770)          205
                       ------------- ------------- ------------- -------------
                             (9,605)        1,056       (35,167)        1,655
                       ------------- ------------- ------------- -------------

     LOSS BEFORE INCOME
      TAXES                  (6,088)       (4,007)      (35,544)       (6,640)

     INCOME TAX
      RECOVERY               (2,029)            -       (11,861)            -
                       ------------- ------------- ------------- -------------

     NET LOSS                (4,059)       (4,007)      (23,683)       (6,640)

     OTHER COMPREHENSIVE
      LOSS
       Foreign currency
        translation
        adjustment                -            (3)            -            (8)
                       ------------- ------------- ------------- -------------

     NET COMPREHENSIVE
      LOSS             $     (4,059) $     (4,010) $    (23,683) $     (6,648)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     BASIC AND DILUTED
      NET LOSS PER
      SHARE            $      (0.03) $      (0.04) $      (0.17) $      (0.06)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     WEIGHTED AVG. NO.
      OF COMMON SHARES
      OUTSTANDING       136,406,008   113,641,025   136,035,903   108,240,372
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                       Three Months Ended June 30,  Six Months Ended June 30,
                       --------------------------- ---------------------------
                           2008          2007          2008          2007
                       ------------- ------------- ------------- -------------
     CASH FLOWS FROM
      OPERATING
      ACTIVITIES
       Net loss        $     (4,059) $     (4,007) $    (23,683) $     (6,641)
       Adjustments to
        reconcile net
        loss to net
        cash provided
        (used) by
        operating
        activities:
       Items not
        affecting
        cash:
         Amortization
          of plant
          and equipment       2,219           298         3,030           592
         Amortization
          of deferred
          debt issuance
          costs                 115           110           231           110
         Accretion
          expense                87            84           174           169
         Deferred
          income taxes       (2,029)            -       (11,861)            -
         Interest net
          of reimbursed
          costs -
          reclamation
          and remediation       (80)          (87)         (142)         (170)
         Stock based
          compensation          289           820           658         1,289
         Mark-to-market
          loss on gold
          hedging
          contracts           8,708          (759)       32,820          (759)
         Changes in
          assets and
          liabilities:
         Decrease
          (increase) in:
           Restricted
            cash                  -        (7,500)            -        (7,500)
           Accounts
            receivable         (720)          174          (642)           76
           Inventories       (7,894)           31       (12,732)          (40)
           Prepaid
            expenses
            and deposits         87          (369)          173          (547)
           Long term
            deposits             (6)           (6)           (9)           (9)
         Increase
          (decrease)
          in:
           Accounts
            payable             810          (154)         (529)         (955)
           Payroll and
            related
            taxes payable         -             -        (1,562)            -
           Accrued
            expenses           (287)         (795)          764           201
           Accrued
            interest
            expense             (59)          241          (230)          241

                       ------------- ------------- ------------- -------------
     Net cash
      provided (used)
      by operating
      activities             (2,817)      (11,917)      (13,539)      (13,943)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      INVESTING ACTIVITIES
       Purchase of
        property &
        equipment,
        including
        construction in
        progress             (5,920)      (25,662)      (14,669)      (31,377)
       Increase in
        reclamation and
        remediation
        investment                -        (2,090)            -        (2,090)
                       ------------- ------------- ------------- -------------
     Net cash provided
      (used) by
      investing
      activities             (5,920)      (27,752)      (14,669)      (33,467)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      FINANCING
      ACTIVITIES
       Loan payable           2,017             -         9,877             -
       Deferred debt
        issuance costs            -          (521)            -          (850)
       Common stock
        issued for cash           -             1             -        59,191
       Exercise of
        options to
        purchase common
        stock                   440           356           672           501
       Exercise of
        warrants to
        purchase common
        stock                     -         1,436           337         1,816
                       ------------- ------------- ------------- -------------
     Net cash provided
      by financing
      activities              2,457         1,272        10,887        60,658
                       ------------- ------------- ------------- -------------

     Change in cash          (6,280)      (38,396)      (17,321)       13,248

     Cash and cash
      equivalents,
      beginning of
      period                 32,829        57,147        43,870         5,503
                       ------------- ------------- ------------- -------------

     Cash and cash
      equivalents, end
      of period        $     26,549  $     18,750  $     26,549  $     18,750
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     SUPPLEMENTAL CASH
      FLOW DISCLOSURES:
       Interest paid
        (received),
         net           $        933  $          1  $      1,346  $          1
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     NON-CASH FINANCING
      AND INVESTING
      ACTIVITIES:
         Stock, options
         and warrants
         issued for
         services      $        289  $        820  $        658  $      1,289
         Equipment
          purchases
          included in
          accounts
          payable      $       (180) $     11,832  $        334  $     11,832
         Deferred debt
          issuance
          costs
          included in
          accrued
          expenses     $          -  $      2,328  $          -  $      2,328
         Non-cash
          component of
          inventories  $         (2) $      2,328  $      1,201  $      2,328
     >>

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and Chief Executive Officer, (416)
324-6005, rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial
Officer, (416) 324-6002, bpenny(at)westerngoldfields.com; Julie Taylor Pantziris,
Director, Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 07:57e 07-AUG-08